UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):		October 25, 2016

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    OTHER EVENTS.

As previously disclosed, following the September 2016 resignation of an incumbent director, the Board of Directors of Taubman Centers, Inc. (the “Company”) currently consists of eight directors. The Company expects to replace that director, as it has done in the past, and the Board and its Nominating and Corporate Governance Committee have been in the process of conducting a search for a new director, in accordance with the Company’s previously stated goal of seeking to ensure the Board includes members with diverse backgrounds, qualifications, skills and experience, including appropriate expertise relevant to the Company's business. The Company previously outlined in the Company’s 2016 proxy statement examples of the kinds of qualities and experiences desired for the Board, and shareholders will have the opportunity to elect three directors to the Board at the 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2016	TAUBMAN CENTERS, INC.

By: /s/ Chris B. Heaphy
Chris B. Heaphy
Assistant Secretary